Exhibit (a)(1)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

If you are in any doubt as to the action you should take, we recommend that you immediately contact your broker, lawyer, accountant or other professional advisor without delay.

This document should be read in conjunction with the offer to purchase dated October 17, 2013, and any amendments or supplements thereto, which collectively constitute the “Offer to Purchase.” The definitions used in the Offer to Purchase apply in this ADS Letter of Transmittal. All terms and conditions contained in the Offer to Purchase applicable to ADSs are deemed to be incorporated in and form part of this ADS Letter of Transmittal.

ADS LETTER OF TRANSMITTAL

To Transmit American Depositary Shares (“ADSs”)

Evidenced by American Depositary Receipts (“ADRs”),

Each ADS Representing one Preferred Share

of

NET SERVIÇOS DE COMUNICAÇÃO S.A.

To Enable the Receiving Agent Named Below to Tender the Underlying Preferred Shares

at

R$29.02, plus interest at the CDI Rate, per ADS (Before Deducting Fees and Expenses)

Pursuant to the Offer to Purchase dated October 17, 2013

to

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S.A. – EMBRATEL

and

EMBRATEL PARTICIPAÇÕES S.A.

THIS TENDER OFFER AND ASSOCIATED WITHDRAWAL RIGHTS EXPIRE, IN THE CASE OF HOLDERS OF AMERICAN DEPOSITARY SHARES TENDERING THROUGH THE BANK OF NEW YORK MELLON, AS RECEIVING AGENT, AT 10:00 A.M., NEW YORK CITY TIME,

AND, IN THE CASE OF HOLDERS OF COMMON SHARES AND PREFERRED SHARES TENDERING DIRECTLY, AT 3:00 P.M., NEW YORK CITY TIME, IN EACH CASE ON NOVEMBER 26, 2013, UNLESS THE TENDER OFFER IS EXTENDED.

ADS holders that wish to participate in the tender offer through the receiving agent must pay the fees and expenses described in the Offer to Purchase.

THE RECEIVING AGENT FOR THE TENDER OFFER:

THE BANK OF NEW YORK MELLON

By Registered, Certified or Express Mail:	By Overnight Courier:

The Bank of New York Mellon	The Bank of New York Mellon

Voluntary Corporate Actions P.O. Box 43031 Providence, Rhode Island 02940	Voluntary Corporate Actions – Suite V 250 Royall Street Canton, Massachusetts 02021

Delivery of this ADS Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Delivery of this ADS Letter of Transmittal to Net Serviços de Comunicação S.A. (“Net”) or to The Depository Trust Company (“DTC”), the book-entry transfer facility for ADSs of Net, will not constitute valid delivery to the receiving agent. The instructions accompanying this ADS Letter of Transmittal should be read carefully before the ADS Letter of Transmittal is completed. You must sign this ADS Letter of Transmittal in the appropriate space provided and complete an Internal Revenue Service (“IRS”) Form W-9 or W-8, as appropriate. See Instruction 12 of this ADS Letter of Transmittal.

THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING ADSs AND THEREBY TENDERING PREFERRED SHARES UNDERLYING ADSs. DO NOT USE THIS ADS LETTER OF TRANSMITTAL FOR TENDERING COMMON SHARES OR PREFERRED SHARES HELD DIRECTLY.

There is no separate tender offer being made to acquire ADSs. If a holder of ADSs wishes to participate in the tender offer, the holder may tender the Preferred Shares underlying its ADSs through The Bank of New York Mellon, as receiving agent, prior to 10:00 a.m., New York City time (the “ADS Expiration Time”), on November 26, 2013 (such date, as it may be extended by us, the “Expiration Date”), in accordance with the instructions set forth below and in the Offer to Purchase. The tender offer will be conducted as an auction on the BM&FBOVESPA – Bolsa de Valores, Mercadorias e Futuros (the “São Paulo Stock Exchange”) pursuant to Brazilian law and practice. The auction is currently scheduled to occur at 1:00 p.m., New York City time, on November 27, 2013 (such date, as it may be extended, the “Auction Date”). The Offerors will pay for the Common Shares and Preferred Shares purchased in the tender offer on the settlement date (the “Settlement Date”), which we expect will be the third Brazilian business day after the Auction Date, in accordance with the rules established by the clearing and settlement chamber of the São Paulo Stock Exchange.

Any holder of ADSs that wishes to tender the Preferred Shares underlying its ADSs through the receiving agent must either:

•

complete and sign this ADS Letter of Transmittal in accordance with the instructions contained herein and deliver that completed ADS Letter of Transmittal, the ADRs evidencing the ADSs, if applicable, and all other required documents to the receiving agent to be received prior to the ADS Expiration Time on the Expiration Date; or

•

request its broker or other securities intermediary to effect the tender through the procedures of DTC by sending an agent’s message (as defined below) to the receiving agent’s account at DTC to be received prior to the ADS Expiration Time on the Expiration Date. Beneficial owners of ADSs holding through a broker or other securities intermediary must contact such entity to participate in the tender offer.

Brokers and other securities intermediaries impose cutoff dates and times to give instructions to deliver ADSs and tender the underlying Preferred Shares that will be earlier than the ADS Expiration Time on the Expiration Date. You should contact your brokers and other securities intermediaries to determine the cutoff date and time applicable to you.

If the Preferred Shares represented by ADSs are accepted for purchase in the auction as described in the Offer to Purchase, those ADSs will be cancelled so that the underlying Preferred Shares may be sold. The receiving agent will surrender those ADSs to the ADS depositary and instruct a Brazilian brokerage firm authorized to conduct trades on the São Paulo Stock Exchange (a “Brokerage Firm”) to tender the Preferred Shares underlying the ADSs in the auction.

As an alternative to participating in the tender offer through the receiving agent, an ADS holder may also surrender its ADSs to JPMorgan Chase Bank N.A. (“JPMorgan Chase Bank”), as ADS depositary, withdraw the Preferred Shares underlying the ADSs from the ADS program and participate directly in the tender offer as a holder of Preferred Shares, as described in the Offer to Purchase. If you wish to be able to withdraw from the tender offer up until the beginning of the auction on the Auction Date, you will need to surrender your ADSs to JPMorgan Chase Bank, as ADS depositary, pay any applicable fee to JPMorgan Chase Bank in order to withdraw the Preferred Shares underlying the ADSs from the ADS program and participate directly in the tender offer as a holder of Preferred Shares as described above. ADS holders electing to participate directly in the tender offer as holders of Preferred Shares should allow sufficient time to complete all necessary steps and make all required arrangements described in the Offer to Purchase.

This ADS Letter of Transmittal cannot be used to tender Preferred Shares, except insofar as Preferred Shares are represented by ADSs. If you hold Common Shares or Preferred Shares that are not represented by ADSs, you can only tender such shares in the tender offer by following the instructions in the Offer to Purchase. See Instruction 10 of this ADS Letter of Transmittal.

A duly completed ADS Letter of Transmittal accompanied by ADRs evidencing ADSs, or an Agent’s Message (as defined in Instruction 2 herein) accompanied by confirmation of a book-entry transfer of ADSs through DTC, and other required documents delivered to the receiving agent by a holder of ADSs will be deemed (without any further action by the receiving agent) to constitute acceptance by such holder of the tender offer with respect to the Preferred Shares represented by such ADSs, upon the terms and subject to the conditions set forth in the Offer to Purchase and this ADS Letter of Transmittal.

After purchase by Empresa Brasileira de Telecomunicações S.A. – Embratel (“Embratel”) and Embratel Participações S.A. (“Embrapar,” and together with Embratel, the “Offerors”) of the Preferred Shares underlying the ADSs tendered through the receiving agent and receipt by the receiving agent of payment of the consideration for those Preferred Shares, the receiving agent will pay to the applicable holders of ADSs the U.S. dollar equivalent (based on the spot market exchange rate on the date the receiving agent is notified that its Brokerage Firm has received payment in Brazilian reais, net of expenses for converting Brazilian reais to U.S. dollars) of R$29.02 per Preferred Share (for reference, equivalent to approximately U.S.$13.30 per ADS based on the PTAX exchange rate of U.S.$1.00 = R$2.1818 on October 11, 2013), plus interest at the CDI Rate (for reference, approximately 9.32% on October 11, 2013), calculated pro rata from August 19, 2013 through the Auction Date, minus (1) a fee of up to U.S.$5.00 per 100 ADSs or portion thereof for the cancellation of the ADSs representing Preferred Shares purchased in the tender offer, (2) the combined fee of 0.035% of the purchase price payable to the São Paulo Stock Exchange and the BM&FBOVESPA Central Depositary, Central Depositária da BM&FBOVESPA, as described in the Offer to Purchase, (3) the holder’s pro rata portion of the fee or commission charged by the receiving agent’s Brokerage Firm to tender Preferred Shares underlying ADSs on behalf of ADS holders participating in the tender offer, and (4) applicable withholding taxes. The offer price as announced on June 7, 2012 in a statement of material fact by Embrapar is comprised of a base price of R$26.64 per Common Share and per Preferred Share (the “base offer price”) plus accrued interest at the CDI Rate from June 8, 2012 through the Auction Date. R$29.02 represents the base offer price plus accrued interest at the CDI Rate from June 8, 2012 through and including August 18, 2013, a recent date, and is being disclosed for illustrative purposes. Banco Itaú BBA S.A., the Brazilian intermediary agent, will notify the BM&FBOVESPA – Bolsa de Valores, Mercadorias e Futuros (the “São Paulo Stock Exchange”) of the offer price, including all accrued interest through the Auction Date at least three Brazilian business days before the Auction Date. The São Paulo Stock Exchange will disclose the offer price on or before the Auction Date. The ADS cancellation fee is payable to JPMorgan Chase Bank, as depositary under the deposit agreement governing Net’s ADS program. In addition, ADS holders must pay any taxes or governmental charges payable in connection with the cancellation of the ADSs representing Preferred Shares purchased in the tender offer. ADS holders will receive the consideration for the ADSs representing Preferred Shares accepted for purchase in the tender offer in cash by check or, in the case of ADSs held through DTC, by means of delivery of funds to the account maintained at DTC by the tendering participant. Under no circumstances will interest be paid on such consideration for the ADSs regardless of any delay in making payment to holders of ADSs.

In the event of an inconsistency between the terms and procedures set forth in this ADS Letter of Transmittal and the Offer to Purchase, the terms and procedures set forth in the Offer to Purchase shall govern. Please contact D. F. King & Co., Inc., the U.S. information agent for the tender offer, at 48 Wall Street, New York, NY 10005, telephone: (800) 859-8508, to discuss any inconsistency.

BOX 1: DESCRIPTION OF ADSs REPRESENTING PREFERRED SHARES TO BE TENDERED
Name(s) and address(es) of registered holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADR(s))	ADSs representing Preferred Shares to be tendered (attach additional list if necessary)(1)
	ADR Serial Number(s)	Total Number of ADSs Evidenced by ADRs(2)	Number of ADSs Representing Preferred Shares To Be Tendered

Total ADSs

(1)    Unless otherwise indicated, it will be assumed that all the Preferred Shares underlying ADSs delivered to the receiving agent are being tendered. See Instruction 4. You must complete Box 4 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

(2) Need not be completed by holders delivering by book-entry transfer.

IF YOU CANNOT PRESENT SOME OR ALL OF YOUR ADRs EVIDENCING ADSs, YOU MUST CONTACT JPMORGAN CHASE BANK, THE ADS DEPOSITARY, FOR FURTHER INSTRUCTIONS AS TO THE STEPS YOU MUST TAKE IN ORDER TO REPLACE YOUR ADRs. SEE INSTRUCTION 11.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: The Bank of New York Mellon, as receiving agent:

The undersigned hereby instructs the receiving agent to surrender the above-described ADSs to the ADS depositary and instruct a Brokerage Firm to tender the Preferred Shares underlying such ADSs in the auction, upon the terms and subject to the conditions set forth in the Offer to Purchase and this ADS Letter of Transmittal. The undersigned hereby acknowledges that delivery of this ADS Letter of Transmittal, the ADRs and any other required documents delivered to the receiving agent in connection herewith will be deemed (without any further action by the receiving agent) to constitute acceptance of the tender offer by the undersigned with respect to the Preferred Shares represented by the above-described ADSs, subject to withdrawal rights described in the Offer to Purchase and the terms and conditions set forth in this ADS Letter of Transmittal. See Instruction 13 of this ADS Letter of Transmittal.

The undersigned understands that acceptance of the tender offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions set forth in the Offer to Purchase.

The undersigned hereby delivers to the receiving agent the ADRs evidencing the above-described ADSs for tender to the Offerors of the Preferred Shares represented by such ADSs, in accordance with the terms and conditions set forth in the Offer to Purchase and this ADS Letter of Transmittal.

Upon the terms and conditions set forth in the Offer to Purchase (including, if the tender offer is extended or amended, the terms and conditions of any such extensions or amendments) and to the extent permitted under applicable law, subject to and effective upon the acceptance for purchase of the Preferred Shares represented by ADSs validly tendered herewith in accordance with the terms and conditions set forth in the Offer to Purchase, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Offerors all right, title and interest in and to all the Preferred Shares represented by ADSs being tendered hereby. In addition, the undersigned irrevocably constitutes and appoints the receiving agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADSs and the Preferred Shares represented by such ADSs, with full power of substitution (such power of attorney being deemed an irrevocable power coupled with an interest), to (a) cancel the ADSs representing the Preferred Shares purchased in the tender offer and deliver the Preferred Shares represented by such ADSs or transfer the ownership of such Preferred Shares with all accompanying evidences of transfer and authenticity to, or upon the order of, the Offerors, and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the Preferred Shares represented by such ADSs, all in accordance with the terms set forth in the Offer to Purchase.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares underlying the ADSs evidenced by ADRs tendered hereby and that when the Preferred Shares underlying the ADSs are purchased by the Offerors, the Offerors will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the Preferred Shares will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the receiving agent or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares represented by ADSs tendered hereby.

The undersigned agrees to ratify each and every act or action that may be done or effected by any director of, or other person nominated by, the Offerors or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The undersigned undertakes, represents and warrants that if any provision of this ADS Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford the Offerors or the receiving agent or their respective agents the benefit of the authority expressed to be given in this ADS Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable the Offerors or the receiving agent to secure the full benefits of this ADS Letter of Transmittal.

All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this ADS Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender is irrevocable, subject to the withdrawal rights described in the Offer to Purchase.

Unless otherwise indicated herein in Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions,” the undersigned hereby instructs the receiving agent to:

(i) issue the check for the purchase price for the Preferred Shares represented by ADSs purchased in the tender offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent Preferred Shares not purchased in the tender offer, in the name(s) of the registered holder(s) appearing herein in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered.”

In the event that Box 2: “Special Issuance Instructions” is completed, the undersigned hereby instructs the receiving agent to:

(i) issue the check for the purchase price for the Preferred Shares represented by ADSs purchased in the tender offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent Preferred Shares not purchased in the tender offer,

in each case, in the name(s) of the person or persons so indicated.

In the event that Box 3: “Special Delivery Instructions” is completed, the undersigned hereby instructs the receiving agent to:

(i) mail, or cause to be mailed, the check for the purchase price for the Preferred Shares represented by ADSs purchased in the tender offer, and/or

(ii) return, or cause to be returned, any ADRs evidencing any ADSs which represent Preferred Shares not tendered or purchased in the tender offer (and accompanying documents, as appropriate),

in each case, to the address(es) of the person or persons so indicated.

In the case of a book-entry delivery of ADSs, the undersigned hereby instructs the receiving agent to credit the undersigned’s account maintained at DTC with (i) the purchase price for the Preferred Shares represented by ADSs purchased in the tender offer, and (ii) ADSs representing any Preferred Shares not tendered or purchased in the tender offer. The undersigned recognizes that the receiving agent will not transfer any ADSs from the name of the registered holder thereof if the Offerors do not purchase any of the Preferred Shares represented by ADSs so tendered.

The terms and conditions contained in the Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this ADS Letter of Transmittal, which shall be read and construed accordingly. This ADS Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the Offer to Purchase shall not be made, until the ADSs representing the Preferred Shares being tendered and all other required documentation have been received by the receiving agent as provided in the Offer to Purchase and this ADS Letter of Transmittal.

Unless you complete Box 3: “Special Delivery Instructions,” the address of the holder inserted in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered” is the address to which your consideration will be sent. Please also state a daytime telephone number where you may be contacted in the event of any query.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if ADR(s) evidencing ADSs representing Preferred Shares not tendered or not purchased in the tender offer and/or the check for the purchase price of the Preferred Shares represented by ADSs purchased in the tender offer are to be issued in the name of and sent to someone other than the undersigned or if ADSs representing Preferred Shares tendered by book-entry transfer that are not purchased in the tender offer are to be returned by credit to an account maintained at DTC other than that designated above.

Issue        ☐  Check         ☐  ADS in Direct Registration System (DRS) to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

Signature Guarantee Required — See Instructions 1, 2, 5 and 13

(Please also complete an IRS Form W-9 or W-8, as appropriate)

☐         Credit ADSs representing Preferred Shares tendered by book-entry transfer that are not purchased in the tender offer to the account set forth below:

(DTC Account Number)

BOX 3: SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if ADR(s) evidencing ADSs representing Preferred Shares not tendered or not purchased in the tender offer and/or the check for the purchase price of the Preferred Shares represented by ADSs purchased in the tender offer are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Issue        ☐  Check         ☐  ADS in Direct Registration System (DRS) to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

Signature Guarantee Required — See Instructions 1, 2, 5 and 13

(Please also complete an IRS Form W-9 or W-8, as appropriate)

BOX 4:

SIGN HERE

(Please also complete an IRS Form W-9 or W-8, as appropriate)

(Signature(s) of All Holder(s))

Dated:                                          , 2013

(Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR(s). If signed by person(s) to which the ADS(s) represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s)

(Please Print)

Name of Entity:

Capacity (full title):

Address:

(Include Zip Code)

Telephone Number (including area code):

Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

(If required, see Instructions 1, 2, 5 and 13)

Authorized Signature
Name (Please Print)
Name of Financial Institution
Address
Zip Code
Telephone Number (including area code)
Dated: , 2013

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP), or the Stock Exchanges Medallion Program (SEMP) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended) (collectively, “Eligible Institutions”). Signatures on this ADS Letter of Transmittal need not be guaranteed (1) if this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs representing the Preferred Shares tendered herewith and such holder(s) have not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” on this ADS Letter of Transmittal, or (2) if the Preferred Shares underlying the ADSs are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of ADS Letter of Transmittal and ADSs. This ADS Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith, or an agent’s message (as defined below) must be used if delivery of ADSs is to be made by book-entry transfer to an account maintained by the receiving agent at DTC pursuant to the procedures for book-entry transfer. ADRs evidencing ADSs or confirmation of any book-entry transfer to an account maintained by the receiving agent at DTC of ADSs delivered electronically, together with a properly completed and duly executed ADS Letter of Transmittal (or an originally signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the receiving agent must be delivered to the receiving agent at one of its addresses set forth in this ADS Letter of Transmittal, in each case to be received prior to the ADS Expiration Time on the Expiration Date. If ADRs are forwarded to the receiving agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal (or an originally signed facsimile thereof) must accompany each such delivery.

The term “agent’s message” means a message transmitted by means of DTC to, and received by, the receiving agent and forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from the DTC participant tendering ADSs that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of this ADS Letter of Transmittal and that the purchaser may enforce such agreement against the participant.

The method of delivery of this ADS Letter of Transmittal, ADRs and any other required documents is at the sole option and risk of the tendering holders of ADSs. Letters of Transmittal, ADRs and any other required documents will be deemed delivered only when actually received by the receiving agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the ADS Expiration Time on the Expiration Date.

No alternative, conditional or contingent tenders will be accepted. By executing the ADS Letter of Transmittal, all tendering ADS holders waive any right to receive any notice of the acceptance of the Preferred Shares underlying their ADSs for purchase.

3. Inadequate Space. If the space provided herein is inadequate, the serial numbers of the ADRs, the total number of ADSs evidenced by such ADRs, the number of ADSs representing the Preferred Shares tendered and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If Preferred Shares underlying fewer than all of the ADSs evidenced by ADRs delivered to the receiving agent are to be tendered, fill in the number of ADSs representing Preferred Shares to be tendered in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered.” In such case, new ADRs evidencing the remainder of the ADSs will be sent to the person(s) signing this ADS Letter of Transmittal, unless otherwise provided in Box 3: “Special Delivery Instructions” on this ADS Letter of Transmittal, as soon as practicable after the date on which the Preferred Shares underlying such ADSs are purchased in the tender offer. All Preferred Shares underlying the ADSs delivered to the receiving agent will be deemed to have been tendered unless otherwise indicated.

5. Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs representing Preferred Shares tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the ADRs evidencing those ADSs without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

If any of the ADSs representing Preferred Shares tendered hereby is owned of record by two or more joint holders, all such holders must sign this ADS Letter of Transmittal. If any of the ADSs representing Preferred Shares tendered in the tender offer is registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of ADRs.

If this ADS Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Offerors of their authority to act must be submitted.

If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required.

If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs representing Preferred Shares tendered hereby, the ADRs evidencing the ADSs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on such ADRs. Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.

6. Stock Transfer Taxes. The registered holder(s) of the ADSs listed and transmitted hereby must pay any stock transfer taxes (a) with respect to the transfer of ADSs and the sale of the Preferred Shares underlying such ADSs to the Offerors or the holder’s sell order pursuant to the Offer to Purchase and (b) if ADSs representing Preferred Shares not tendered or purchased in the tender offer are to be registered in the name of any person(s) other than the registered holder(s), with respect to the transfer to such person(s). Any such stock transfer taxes (whether imposed on the registered holder(s) or any other person(s)) will be deducted from the purchase price, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADSs listed and transmitted hereby.

7. Special Issuance and Delivery Instructions. If the payment for ADSs representing Preferred Shares purchased in the tender offer and/or ADRs evidencing ADSs representing Preferred Shares not tendered or purchased in the tender offer is or are to be issued in the name of a person other than the signatory of this ADS Letter of Transmittal or if such payment is to be sent and/or such ADRs are to be returned to a person other than the signatory of this ADS Letter of Transmittal or to an address other than that indicated in Box 1: “Description of ADSs Representing Preferred Shares To Be Tendered,” the appropriate Special Delivery Instructions (Box 3) and/or Special Issuance Instructions (Box 2) on this ADS Letter of Transmittal should be completed.

8. Waiver of Condition. The tender offer is not subject to any conditions other than that the Common Shares and Preferred Shares (including Preferred Shares represented by ADSs) be validly tendered. The Offerors, in accordance with the terms set forth in the Offer to Purchase, have reserved the absolute right to waive any defect or irregularity in the tender of any Common Shares or Preferred Shares (including Preferred Shares represented by ADSs) of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders.

9. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase or this ADS Letter of Transmittal may be directed to the information agent at the address and telephone number set forth on the back cover of this ADS Letter of Transmittal.

10. Holders of Common Shares and Preferred Shares. Holders of ADSs may use this ADS Letter of Transmittal to tender the Preferred Shares underlying their ADSs. This ADS Letter of Transmittal cannot be used to tender Common Shares or Preferred Shares, except insofar as Preferred Shares are represented by ADSs. If you hold Common Shares or Preferred Shares that are not represented by ADSs, you can only tender such shares in the tender offer by following the instructions in the Offer to Purchase. Please refer to the Offer to Purchase for more information and contact the information agents with any questions.

11. Lost, Destroyed or Stolen ADRs. If any ADR(s) evidencing ADS(s) have been lost, destroyed, mutilated or stolen, the holder should call JPMorgan Chase Bank, the ADS Depositary, at 1-800-990-1135 (from the United States) and 1-651-453-2128 (from outside the United States) for further instructions as to the steps that must be taken in order to replace the ADR(s). This ADS Letter of Transmittal and related documents cannot be processed, and the Preferred Shares underlying the ADSs evidenced by such ADR(s) cannot be tendered, until the procedures for replacing lost or destroyed ADR(s) have been complied with.

12. Backup Withholding and Information Reporting. A holder that tenders Preferred Shares represented by ADSs in the tender offer should provide the receiving agent either (a) a properly completed IRS Form W-9 with its correct taxpayer identification number (“TIN”), if the holder is a U.S. person, or (b) if the holder is not a U.S. person, a properly completed IRS Form W-8BEN, or other applicable Form W-8, as appropriate. Such forms are available at the website of the IRS at www.irs.gov/formspubs.

Under U.S. federal income tax law, payment of cash by the receiving agent may be subject to U.S. information reporting unless the holder is an exempt recipient. Furthermore, such payment may be subject to backup withholding tax (at a rate of 28%) unless the holder provides an appropriate IRS form, as described in the previous paragraph. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. The receiving agent cannot refund amounts withheld by reason of backup withholding.

13. Withdrawal Rights. Tenders of Preferred Shares underlying ADSs through the receiving agent may be withdrawn at any time prior to the ADS Expiration Time on the Expiration Date or at any time after 60 days from the date of the Offer to Purchase if the auction has not occurred before that date, by communicating the request to withdraw in the manner described in the Offer to Purchase.

For a withdrawal of a tender of Preferred Shares underlying ADSs through the receiving agent to be effective, an originally signed written notice of withdrawal must be received by the receiving agent at the address set forth above prior to the ADS Expiration Time on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person that tendered the Preferred Shares to be withdrawn; (ii) in the case of a tender by book-entry transfer of the ADSs, specify the name and number of the account at DTC to be credited with the ADSs representing the withdrawn Preferred Shares and otherwise comply with the procedures of DTC; (iii) contain a statement that such holder is withdrawing its election to tender the Preferred Shares underlying its ADSs; (iv) be signed by the holder in the same manner as the original signature on this ADS Letter of Transmittal by which such Preferred Shares were tendered (including any required signature guarantees); and (v) specify the number of ADSs representing the Preferred Shares to be withdrawn, if not a number of ADSs representing all of the Preferred Shares tendered by the holder. All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal will be determined by the Offerors, whose determination shall be final and binding on all parties. Any Preferred Shares underlying ADSs so withdrawn will thereafter be deemed not to have been validly tendered for purposes of the tender offer. As promptly as practicable upon valid withdrawal, the ADRs evidencing the relevant ADSs will be returned or, in the case of a book-entry transfer of ADSs, the ADSs representing the relevant Preferred Shares will be credited into the DTC account from which they were transferred. Preferred Shares represented by properly withdrawn ADSs may be re-tendered by following the procedures described in the Offer to Purchase at any time prior to the ADS Expiration Time on the Expiration Date.

Please note that if you are an ADS holder and you wish to be able to withdraw up until the beginning of the auction on the Auction Date, you must surrender your ADSs to JPMorgan Chase Bank, as ADS depositary, withdraw the underlying Preferred Shares from the ADS program and participate directly in the tender offer as a holder of Preferred Shares, as set forth in the Offer to Purchase. You must allow sufficient time to complete all necessary steps and make all required arrangements before the Expiration Date.

Important: This ADS Letter of Transmittal, together with the ADRs, or an Agent’s Message (as defined in Instruction 2 herein), together with confirmation of book-entry transfer of ADSs through DTC, and all other required documents, must be received by the receiving agent prior to the ADS Expiration Time on the Expiration Date.

The U.S. information agent

for the tender offer is:

D. F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Bankers and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 859-8508

Email: netservicos@dfking.com